As filed with the Securities and Exchange Commission on June 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL BLOOD THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-4825712
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ted W. Love, M.D.

President and Chief Executive Officer

Global Blood Therapeutics, Inc.

400 East Jamie Court, Suite 101

South San Francisco, California 94080

(650) 741-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ted W. Love, M.D.

President and Chief Executive Officer

Global Blood Therapeutics, Inc.

400 East Jamie Court, Suite 101

South San Francisco, California 94080

(650) 741-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Maggie L. Wong, Esq. Goodwin Procter LLP 3 Embarcadero Center, 24th floor San Francisco, CA 94111 Telephone: (415) 733-6000	Ted W. Love, M.D. President and Chief Executive Officer Global Blood Therapeutics, Inc. 400 East Jamie Court, Suite 101 South San Francisco, California 94080 (650) 741-7700	Bruce K. Dallas, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-211976

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
Common stock, $0.001 par value per share	$23,000,000	$2,316.10

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-211976), is hereby registered. Includes the offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.
(2)	Based on the public offering price.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Global Blood Therapeutics, Inc. is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-211976), which we originally filed on June 10, 2016, as amended, or the Registration Statement, and which the SEC declared effective on June 20, 2016.

We are filing this registration statement for the sole purpose of increasing by $23,000,000 the aggregate offering price of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount that represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, this 20th day of June, 2016.

GLOBAL BLOOD THERAPEUTICS, INC.

By:	/s/ Ted W. Love, M.D.
Ted W. Love, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Ted W. Love, M.D. Ted W. Love, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2016

/s/ Jeffrey Farrow Jeffrey Farrow	Chief Financial Officer (Principal Financial Officer)	June 20, 2016

* John Schembri	Vice President, Finance and Administration (Principal Accounting Officer)	June 20, 2016

* Michael W. Bonney	Director	June 20, 2016

* Willie L. Brown, Jr.	Director	June 20, 2016

* Charles Homcy, M.D.	Director	June 20, 2016

* Scott W. Morrison	Director	June 20, 2016

* Deval L. Patrick	Director	June 20, 2016

* Mark L. Perry	Director	June 20, 2016

* Glenn F. Pierce, M.D., Ph.D.	Director	June 20, 2016

* Philip A. Pizzo, M.D.	Director	June 20, 2016

*By:	/s/ Jeffrey Farrow Jeffrey Farrow
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211976), originally filed with the SEC on June 10, 2016, and incorporated by reference herein.

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